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                                                                  Exhibit 10.12
                           TRILOGY CAPITAL GROUP, INC.

                                 Promissory Note



Los Angeles, California                                    As of March 4, 1996

FOR VALUE RECEIVED, Trilogy Capital Group, Inc., a California corporation (the "Company"), hereby promises to pay to Golf One Industries, Inc., a Delaware corporation (the "Holder"), in lawful money in the United States of America, in lieu of fees in connection with the Company's financing and formation of Holder, the sum of advances made from time to time in the aggregate amount of One Hundred Forty Two Thousand One Hundred Sixty Dollars ($142,160), together with simple interest at the rate of nine percent (9%) per annum through October 31, 1997 and thereafter one percent (1%) over the Prime Rate per annum on the unpaid balance payable as indicated below.

Maturity Date. December 31, 2002

Payment. Payment of interest only on December 31, 1998 for the twelve month period from January 1, 1998 to December 31, 1998; thereafter, monthly payments of principal and interest based upon a ten year amortization schedule until December 31, 2002 whereupon the entire remaining balance of principal and accrued interest is payable in full. All payments of this Note shall be made to the Holder at such address within the United States as the Holder shall from time to time notify the Company in writing.

Collateral. Ten Thousand (10,000) shares of Golf One Industries, Inc. Common Stock owned by Company.

Default. Holder must notify Company in writing via certified mail of any default in the terms of this Note. Company will have thirty (30) days to cure such default.

Legal Fees. If an action shall be commenced for the collection of this Note, then the prevailing party shall be entitled to all attorney fees and costs.

Governing Law. This Note and the legal relations between the Holder and the Company shall be governed by and construed in accordance with the internal laws of the State of California without taking into account provisions regarding choice of law.

TRILOGY CAPITAL GROUP, INC.


By: /s/ Alfonso J. Cervantes, Jr.
    ------------------------------------
Its: President